UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 15, 2009
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 15, 2009, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) reported its earnings for its fiscal third quarter ended September 25, 2009. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

Item 8.01	Other Events.
On October 15, 2009, Group Inc. reported net revenues of $12.37 billion and net earnings of $3.19 billion for its third quarter ended September 25, 2009. Diluted earnings per common share were $5.25 compared with $1.81 for the third quarter ended August 29, 2008 and $4.93 for the second quarter ended June 26, 2009. Annualized return on average common shareholders’ equity (ROE) (1) was 21.4% for the third quarter of 2009 and 19.2% for the first nine months of 2009.
Net Revenues
Investment Banking
Net revenues in Investment Banking were $899 million, 31% lower than the third quarter of 2008 and 38% lower than the second quarter of 2009.
Net revenues in Financial Advisory were $325 million, 47% lower than the third quarter of 2008, primarily reflecting a significant decline in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $574 million, 15% lower than the third quarter of 2008, due to significantly lower net revenues in debt underwriting, partially offset by higher net revenues in equity underwriting. The decrease in debt underwriting primarily reflected a decline in net revenues from leveraged loans. The increase in equity underwriting primarily reflected an increase in industry-wide initial public offerings. The firm’s investment banking transaction backlog increased significantly during the quarter. (2)
Trading and Principal Investments
Net revenues in Trading and Principal Investments were $10.03 billion, significantly higher than the third quarter of 2008 and 7% lower than a record second quarter of 2009.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $5.99 billion, significantly higher than the third quarter of 2008. These results reflected strong performances in credit products and mortgages, which were significantly higher compared with a difficult third quarter of 2008. Net revenues in interest rate products were also strong and significantly higher compared with the third quarter of 2008, while net revenues in commodities and currencies were lower compared with the same prior year period. During the quarter, FICC operated in an environment characterized by solid client activity levels, tighter credit spreads and a general improvement in asset values.
Net revenues in Equities were $2.78 billion, 78% higher than the third quarter of 2008. These results reflected strong net revenues in derivatives, which were significantly higher than the third quarter of 2008, as well as a solid performance in shares. In addition, net revenues in principal strategies improved significantly compared with a difficult third quarter of 2008. Commissions declined compared with the third quarter of 2008. During the quarter, Equities operated in an environment generally characterized by a significant increase in global equity prices, favorable market opportunities and a decline in volatility levels.
Principal Investments recorded net revenues of $1.26 billion for the third quarter of 2009. These results included a gain of $977 million from corporate principal investments, a gain of $344 million related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC) and a loss of $66 million from real estate principal investments.
Asset Management and Securities Services
Net revenues in Asset Management and Securities Services were $1.45 billion, 29% lower than the third quarter of 2008 and 6% lower than the second quarter of 2009.
Asset Management net revenues were $974 million, 14% lower than the third quarter of 2008, primarily reflecting the impact of changes in the composition of assets managed. During the third quarter of 2009, assets under management increased $29 billion to $848 billion, due to $39 billion of market appreciation, primarily in equity and fixed income assets, partially offset by $10 billion of net outflows. Net outflows primarily reflected outflows in money market assets, partially offset by inflows in fixed income assets.
Securities Services net revenues were $472 million, 48% lower than the third quarter of 2008. The decrease in net revenues primarily reflected the impact of lower customer balances compared with the third quarter of 2008.

Expenses
Operating expenses were $7.58 billion, 49% higher than the third quarter of 2008 and 13% lower than the second quarter of 2009.
Compensation and Benefits
Compensation and benefits expenses (including salaries, estimated year-end discretionary compensation, amortization of equity awards and other items such as payroll taxes, severance costs and benefits) were $5.35 billion, which was higher than the third quarter of 2008, due to higher net revenues. The ratio of compensation and benefits to net revenues was 43.3% for the third quarter of 2009 (compared with 48.3% for the second quarter of 2009), resulting in a ratio of compensation and benefits to net revenues of 47.0% for the first nine months of 2009. This ratio was 49.0% for the first six months of 2009 and 48.0% for the first nine months of 2008.
Non-Compensation Expenses
Non-compensation expenses were $2.23 billion, 2% higher than the third quarter of 2008 and 7% higher than the second quarter of 2009. The increase compared with the third quarter of 2008 reflected the impact of a $200 million charitable contribution to The Goldman Sachs Foundation and $36 million of net provisions for litigation and regulatory proceedings during the third quarter of 2009, partially offset by the impact of lower transaction volumes in Equities.
Provision for Taxes
The effective income tax rate for the first nine months of 2009 was 32.2%, up slightly from 31.5% for the first half of 2009.
Capital
As of September 25, 2009, total capital was $255.07 billion, consisting of $65.35 billion in total shareholders’ equity (common shareholders’ equity of $58.40 billion and preferred stock of $6.96 billion) and $189.72 billion in unsecured long-term borrowings. Book value per common share was $110.75 and tangible book value per common share (3) was $101.39, an increase of 4% and 5%, respectively, during the quarter. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 527.3 million at period end.
On July 22, 2009, Group Inc. repurchased in full from the U.S. Treasury the warrant to purchase 12.2 million shares of common stock that was issued to the U.S. Treasury pursuant to the U.S. Treasury’s TARP Capital Purchase Program. The purchase price paid by Group Inc. to the U.S. Treasury for this warrant was $1.1 billion. This amount was recorded as a reduction to shareholders’ equity. Excluding this repurchase, book value and tangible book value per common share (3) increased 6% and 7%, respectively, during the quarter.

Under the regulatory capital guidelines currently applicable to bank holding companies, the firm’s Tier 1 capital ratio under Basel I (4) was 14.5% as of September 25, 2009, up from 13.8% as of June 26, 2009. The firm’s Tier 1 common ratio (4) under Basel I was 11.6% as of September 25, 2009, up from 10.9% as of June 26, 2009. The firm’s ratio of tangible common shareholders’ equity (3) to Basel I risk-weighted assets (4) was 13.1% as of September 25, 2009, up from 12.4% as of June 26, 2009.
The firm also assesses its capital adequacy using an internal risk-based methodology, which is generally consistent with Basel II. Under this methodology, the firm’s Tier 1 capital ratio (4) was 16.0% as of September 25, 2009.
Other Balance Sheet and Liquidity Metrics
•	Total assets (5) were $882 billion as of September 25, 2009, down slightly from June 26, 2009.
•	Level 3 assets (5) were approximately $50 billion as of September 25, 2009 (down from $54 billion as of June 26, 2009) and represented 5.7% of total assets.
•	Average global core excess (6) liquidity was $167 billion for the third quarter of 2009, down slightly from $171 billion for the second quarter of 2009.
Dividends
The Board of Directors of Group Inc. (the Board) declared a dividend of $0.35 per common share to be paid on December 30, 2009 to common shareholders of record on December 2, 2009. The Board also declared dividends of $239.58, $387.50, $255.56 and $255.56 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on November 10, 2009 to preferred shareholders of record on October 26, 2009. In addition, the Board declared a dividend of $2,500 per share of Series G Preferred Stock to be paid on November 10, 2009 to preferred shareholders of record on October 26, 2009.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.
Certain of the information regarding the firm’s Tier 1 capital ratios, risk-weighted assets, total assets, level 3 assets and average global core excess liquidity consist of preliminary estimates; these estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its quarterly financial statements.
Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or continued weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	September 25,	June 26,	August 29,	June 26,	August 29,
	2009	2009	2008	2009	2008
Investment Banking
Financial Advisory	$325	$368	$619	(12)%	(47)%

Equity underwriting	363	736	292	(51)	24
Debt underwriting	211	336	383	(37)	(45)

Total Underwriting	574	1,072	675	(46)	(15)

Total Investment Banking	899	1,440	1,294	(38)	(31)

Trading and Principal Investments
FICC	5,991	6,795	1,595	(12)	N.M.

Equities trading	1,845	2,157	354	(14)	N.M.
Equities commissions	930	1,021	1,208	(9)	(23)

Total Equities	2,775	3,178	1,562	(13)	78

ICBC	344	948	106	(64)	N.M.
Other corporate and real estate gains and losses	911	(156)	(581)	N.M.	N.M.
Overrides	6	19	22	(68)	(73)

Total Principal Investments	1,261	811	(453)	55	N.M.

Total Trading and Principal Investments	10,027	10,784	2,704	(7)	N.M.

Asset Management and Securities Services
Management and other fees	971	918	1,115	6	(13)
Incentive fees	3	4	14	(25)	(79)

Total Asset Management	974	922	1,129	6	(14)

Securities Services	472	615	916	(23)	(48)

Total Asset Management and Securities Services	1,446	1,537	2,045	(6)	(29)

Total net revenues	$12,372	$13,761	$6,043	(10)	105

	Nine Months Ended		% Change From
	September 25,	August 29,	August 29,
	2009	2008	2008
Investment Banking
Financial Advisory	$1,220	$2,082	(41)%

Equity underwriting	1,147	1,080	6
Debt underwriting	795	989	(20)

Total Underwriting	1,942	2,069	(6)

Total Investment Banking	3,162	4,151	(24)

Trading and Principal Investments
FICC	19,343	7,116	172

Equities trading	5,029	2,883	74
Equities commissions	2,925	3,680	(21)

Total Equities	7,954	6,563	21

ICBC	1,141	185	N.M.
Other corporate and real estate gains and losses	(506)	(515)	N.M.
Overrides	29	70	(59)

Total Principal Investments	664	(260)	N.M.

Total Trading and Principal Investments	27,961	13,419	108

Asset Management and Securities Services
Management and other fees	2,820	3,391	(17)
Incentive fees	25	216	(88)

Total Asset Management	2,845	3,607	(21)

Securities Services	1,590	2,623	(39)

Total Asset Management and Securities Services	4,435	6,230	(29)

Total net revenues	$35,558	$23,800	49

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and total staff

	Three Months Ended			% Change From
	September 25,	June 26,	August 29,	June 26,	August 29,
	2009	2009	2008	2009	2008
Revenues
Investment banking	$899	$1,440	$1,294	(38)%	(31)%
Trading and principal investments	8,801	9,322	2,440	(6)	N.M.
Asset management and securities services	982	957	1,174	3	(16)

Total non-interest revenues	10,682	11,719	4,908	(9)	118

Interest income	3,000	3,470	8,717	(14)	(66)
Interest expense	1,310	1,428	7,582	(8)	(83)

Net interest income	1,690	2,042	1,135	(17)	49

Net revenues, including net interest income	12,372	13,761	6,043	(10)	105

Operating expenses
Compensation and benefits	5,351	6,649	2,901	(20)	84

Brokerage, clearing, exchange and distribution fees	580	574	734	1	(21)
Market development	84	82	119	2	(29)
Communications and technology	194	173	192	12	1
Depreciation and amortization	367	426	300	(14)	22
Occupancy	230	242	237	(5)	(3)
Professional fees	183	145	168	26	9
Other expenses	589	441	432	34	36

Total non-compensation expenses	2,227	2,083	2,182	7	2

Total operating expenses	7,578	8,732	5,083	(13)	49

Pre-tax earnings	4,794	5,029	960	(5)	N.M.
Provision for taxes	1,606	1,594	115	1	N.M.

Net earnings	3,188	3,435	845	(7)	N.M.

Preferred stock dividends	160	717	35	(78)	N.M.

Net earnings applicable to common shareholders	$3,028	$2,718	$810	11	N.M.

Earnings per common share
Basic (7)	$5.74	$5.27	$1.89	9%	N.M. %
Diluted	5.25	4.93	1.81	6	190

Average common shares outstanding
Basic	525.9	514.1	427.6	2	23
Diluted	576.9	551.0	448.3	5	29

Selected Data
Total staff at period end (8)	31,700	31,200	37,600	2	(16)
Total staff at period end including consolidated entities held for investment purposes (9)	35,500	35,100	42,500	1	(16)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Nine Months Ended		% Change From
	September 25,	August 29,	August 29,
	2009	2008	2008
Revenues
Investment banking	$3,162	$4,145	(24)%
Trading and principal investments	23,829	12,556	90
Asset management and securities services	2,928	3,736	(22)

Total non-interest revenues	29,919	20,437	46

Interest income	10,832	29,460	(63)
Interest expense	5,193	26,097	(80)

Net interest income	5,639	3,363	68

Net revenues, including net interest income	35,558	23,800	49

Operating expenses
Compensation and benefits	16,712	11,424	46

Brokerage, clearing, exchange and distribution fees	1,690	2,265	(25)
Market development	234	389	(40)
Communications and technology	540	571	(5)
Depreciation and amortization	1,342	774	73
Occupancy	713	707	1
Professional fees	463	531	(13)
Other expenses	1,412	1,204	17

Total non-compensation expenses	6,394	6,441	(1)

Total operating expenses	23,106	17,865	29

Pre-tax earnings	12,452	5,935	110
Provision for taxes	4,015	1,492	169

Net earnings	8,437	4,443	90

Preferred stock dividends	1,032	115	N.M.

Net earnings applicable to common shareholders	$7,405	$4,328	71

Earnings per common share
Basic (7)	$14.60	$10.08	45%
Diluted	13.74	9.62	43

Average common shares outstanding
Basic	505.8	429.3	18
Diluted	539.0	449.7	20

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)
Average Daily VaR (10)
$ in millions

	Three Months Ended
	September 25,	June 26,	August 29,
	2009	2009	2008
Risk Categories
Interest rates	$159	$205	$141
Equity prices	74	60	67
Currency rates	35	39	25
Commodity prices	27	40	51
Diversification effect (11)	(87)	(99)	(103)

Total	$208	$245	$181

Assets Under Management (12)
$ in billions

	As of				% Change From
	September 30,		June 30,	August 31,	June 30,	August 31,
	2009		2009	2008	2009	2008
Asset Class
Alternative investments	$145		$142	$154	2%	(6)%
Equity	139		121	179	15	(22)
Fixed income	292		272	268	7	9

Total non-money market assets	576		535	601	8	(4)

Money markets	272		284	262	(4)	4

Total assets under management	$848		$819	$863	4	(2)

	Three Months Ended
	September 30,		June 30,	August 31,
	2009		2009	2008
Balance, beginning of period	$819		$771	$895

Net inflows / (outflows)
Alternative investments	—		(2)	9
Equity	(1)		(1)	(12)
Fixed income	3		6	3

Total non-money market net inflows / (outflows)	2		3	—

Money markets	(12)		3	(7)

Total net inflows / (outflows)	(10)		6	(7)

Net market appreciation / (depreciation)	39		42	(25)

Balance, end of period	$848		$819	$863

Principal Investments (13) $ in millions

	As of September 25, 2009
	Corporate		Real Estate	Total
Private	$10,283		$1,703	$11,986
Public	2,170		49	2,219

Subtotal	12,453		1,752	14,205
ICBC ordinary shares (14)	6,875		—	6,875

Total	$19,328	(15)	$1,752	$21,080

Footnotes
(1)	Annualized return on average common shareholders’ equity (ROE) is computed by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. The one-time preferred dividend of $426 million related to the repurchase of the firm’s TARP preferred stock (calculated as the difference between the carrying value and the redemption value of the preferred stock) in the second quarter of 2009 was not annualized in the calculation of annualized net earnings applicable to common shareholders for the nine months ended September 25, 2009 since it has no impact on other quarters in the year. The following table sets forth our average common shareholders’ equity:

	Average for the
	Three Months Ended	Nine Months Ended
	September 25, 2009	September 25, 2009
	(unaudited, $ in millions)
Total shareholders’ equity	$63,634	$64,789
Preferred stock	(6,957)	(12,685)

Common shareholders’ equity	$56,677	$52,104

(2)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.
(3)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. In addition, management believes that presenting the change in book value and tangible book value per common share excluding the one-time impact of the repurchase of the firm’s TARP warrant provides a meaningful period-to-period comparison of these measures. The following table sets forth the reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

	As of September 25, 2009
		Add back:	Excluding impact of
		impact of TARP	TARP warrant
	As reported	warrant repurchase	repurchase
	(unaudited, $ in millions)
Total shareholders’ equity	$65,354	$1,100	$66,454
Preferred stock	(6,957)	—	(6,957)

Common shareholders’ equity	58,397	1,100	59,497
Goodwill and identifiable intangible assets	(4,934)	—	(4,934)

Tangible common shareholders’ equity	$53,463	$1,100	$54,563

(4)	The Federal Reserve Board is the primary U.S. regulator of Group Inc., a bank holding company and a financial holding company under the Bank Holding Company Act. As a bank holding company, the firm is subject to regulatory capital requirements administered by the Federal Reserve Board. The firm is reporting its Tier 1 capital ratio in accordance with the regulatory capital requirements currently applicable to bank holding companies, which are based on the Capital Accord of the Basel Committee on Banking Supervision (Basel I). The Tier 1 capital ratio equals Tier 1 capital divided by total risk-weighted assets. The Tier 1 common ratio equals Tier 1 capital less preferred stock and junior subordinated debt issued to trusts, divided by total risk-weighted assets. The firm’s risk-weighted assets under Basel I were approximately $409 billion as of September 25, 2009. The firm also assesses its capital adequacy using an internal risk-based methodology. Under this methodology, the calculation of the Tier 1 capital ratio is generally consistent with the guidelines set out in the Revised Framework for the International Convergence of Capital Measurement and Capital Standards issued by the Basel Committee on Banking Supervision (Basel II). The firm’s risk-weighted assets under this methodology were approximately $404 billion as of September 25, 2009. These ratios represent preliminary estimates as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended September 25, 2009. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended June 26, 2009.
(5)	This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended September 25, 2009.

Footnotes (continued)
(6)	The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities that may be sold or pledged to provide same-day liquidity, as well as overnight cash deposits. This liquidity is intended to allow the firm to meet immediate obligations without the need to sell other assets or depend on additional funding from credit-sensitive markets in a difficult funding environment. This amount represents the average loan value (the estimated amount of cash that would be advanced by counterparties against these securities), as well as overnight cash deposits, of the global core excess. For a further discussion of the firm’s global core excess liquidity pool, please see “Liquidity and Funding Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended June 26, 2009. This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended September 25, 2009.
(7)	Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per common share. The firm adopted this methodology in the first quarter of fiscal 2009. The impact to basic earnings per common share for the three and nine months ended September 25, 2009, was a reduction of $0.02 and $0.04 per common share, respectively. Prior periods have not been restated due to immateriality.
(8)	Includes employees, consultants and temporary staff.
(9)	Compensation and benefits and non-compensation expenses related to consolidated entities held for investment purposes are included in their respective line items in the consolidated statements of earnings.
(10)	VaR is the potential loss in value of the firm’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see “ Market Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended June 26, 2009.
(11)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.
(12)	Substantially all assets under management are valued as of calendar month-end. Assets under management do not include the firm’s investments in funds that it manages.
(13)	Represents investments included within the Principal Investments component of the firm’s Trading and Principal Investments segment.
(14)	Includes interests of $4.35 billion as of September 25, 2009 held by investment funds managed by the firm. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which the firm maintains an economic currency hedge.
(15)	Excludes the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. The firm has hedged all of the common stock underlying this investment.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being furnished as part of this Report on Form 8-K:
99.1	Press release of Group Inc. dated October 15, 2009 containing financial information for its fiscal third quarter ended September 25, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: October 15, 2009	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer